EXHIBIT 8.1



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                                              LOCKE LIDDELL & SAPP LLP
                                                ATTORNEYS & COUNSELORS

2200 ROSS AVENUE                                                                                      (214) 740-8000
SUITE 2200                                                                                       Fax: (214) 740-8800
DALLAS, TEXAS 75201-6776               AUSTIN o DALLAS o HOUSTON o NEW ORLEANS                  www.lockeliddell.com
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                                  June __, 2004



AmREIT
8 Greenway Plaza, Suite 824
Houston, Texas 77046

Ladies and Gentlemen:

         We have acted as counsel to AmREIT, a Texas real estate investment trust (the "Company"), in connection with the issuance and sale of class D common shares of beneficial interest in the Company in accordance with the Registration Statement of the Company on Form S-11 (the "Registration Statement") and related prospectus in connection therewith (the "Prospectus"), which Form S-11 was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

         For the purposes of rendering our opinion, we have examined and are relying upon such documents (including all exhibits and schedules attached thereto) as of this date that we have deemed relevant or necessary, including:

         1. The declaration of trust of the Company, as amended, and bylaws of the Company, as amended;

         2. The Registration Statement; and

         3. Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter, and our opinion is conditioned upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the factual representations and warranties, covenants and statements contained therein.

         This opinion is also subject to and conditioned upon the factual representations contained in written officer's certificates to counsel executed by officers of the Company (the "Representation Letters"). The initial and continuing truth and accuracy of the representations contained in the Representation Letters at all relevant times constitutes an integral basis for the opinion expressed herein and this opinion is conditioned upon the initial and continuing truth and accuracy of these representations at all relevant times.

         We have reviewed the descriptions set forth in the Registration Statement of the Company and its investments, activities, operations and governance. We have relied upon the facts set forth in the Registration Statement and upon the factual representations of officers of the


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AmREIT
June __, 2004
Page 2


Company. In addition, we have relied on certain additional facts and assumptions described below. In connection with rendering this opinion, we have assumed to be true and are relying upon (without any independent investigation or review thereof), and our opinion is conditioned upon the correctness of, the following:

         A. The authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents, and the conformity of final documents to all documents submitted to us as drafts, and the authenticity of such final documents;

         B. The genuineness of all signatures, the due authorization, execution and delivery of all documents by all parties thereto and the due authority of all persons executing such documents (other than persons executing such documents on behalf of the Company);

         C. All representations and statements set forth in such documents (including the Representation Letters) are true and correct;

         D. All obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms;

         E. All records made available to us are accurate and complete;

         F. All representations, warranties and other statements made by all parties are true and correct; and

         G. All covenants contained in the Representation Letters have been and will be performed without waiver or breach of any provision thereof.

         We have further assumed the accuracy of the statements and descriptions of the Company's intended activities as described in the Registration Statement and the Prospectus and that the Company will operate in accordance with the method of operation described in the Registration Statement and the Prospectus (and the Representation Letters). We have also assumed, without investigation, that all documents, certificates, representations, warranties and covenants upon which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

         Based upon our examination of the foregoing items, subject to the assumptions, exceptions, limitations and qualifications set forth herein and therein, we are of the opinion that the Company qualified as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") for its taxable year ended December 31, 2003, the Company's form of organization and its manner of operation is in conformity with the requirements for qualification and taxation as a REIT as of the date of this opinion, the Company's proposed manner of operation and diversity of equity ownership will enable the Company to continue to satisfy the requirements for qualification as a REIT for the calendar year 2004 and the discussion contained under the caption


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AmREIT
June __, 2004
Page 3


"Federal Income Tax Consequences" in the Prospectus accurately reflects existing law and fairly addresses the material federal income tax issues described therein; provided, in each case, that, the Company operates in accordance with the methods of operation described in the Registration Statement and the Prospectus, and in a manner consistent with the representations in the Representation Letters concerning the Company's intended method of operation.

         In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations and qualifications:

         1. Our opinions expressed herein are based upon interpretation of the current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinions only represent our best judgment and are not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. The Internal Revenue Service has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. Consequently, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

         2. Our opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion.

         3. Our opinions are limited in all respects to the federal tax law of the United States and we express no opinion as to various state, local or foreign tax consequences.

         4. The Company's qualification and taxation as a REIT depend upon the Company's ability to satisfy through actual operating results the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary to qualify and be taxed as a REIT.

         5. The foregoing opinions are based upon the proposed method of operation as described in the Registration Statement and the Prospectus and facts stated in the Representation Letters and other documents described herein. We undertake no obligation to review at any time in the future whether the Company has fulfilled the requirements listed in paragraph 4 and, consequently, no assurance can be given that the actual results of the Company's operations for any taxable year will satisfy the requirements of the Code necessary to qualify or be taxed as a REIT.

         6. In the event any one of the statements, representations, warranties, covenants or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.



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AmREIT
June __, 2004
Page 4


         This opinion is furnished to you for the purpose of complying with applicable securities laws. This opinion may not be used or relied upon by any other person other than your investors or for any other purpose and may not be circulated, quoted or otherwise referred to for any purpose without our prior written consent. We hereby consent to the reference to us under the caption "Federal Income Tax Consequences" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act with respect to any part of the Registration Statement.


                                        LOCKE LIDDELL & SAPP LLP



                                        By:
                                           -------------------------------------
                                                   Donald A. Hammett, Jr.